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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) Novmeber 17, 2004

                             PARK CITY GROUP, INC.
              -----------------------------------------------------
             (Exact name of registrant as specified in its chapter)

             NEVADA                     0003718                 37-1454128
------------------------------       -------------         ---------------------
 (State or other jurisdiction         (Commission             (IRS Employer
      of incorporation)               File Number)          Identification No.)

                333 Main Street #300
                 Park City, UT 84060                  84060
            -----------------------------           ----------
            (Principal executive offices)           (Zip Code)


       Registrant's telephone number, including area code (435) 649-2221

                                       N/A
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)


                    INFORMATION TO BE INCLUDED IN THE REPORT

Item 7.01. Regulation FD Disclosure.

The following press release is being published today:

              PARK CITY GROUP REPORTS FIRST QUARTER RESULTS SHOWING
                       20% INCREASE IN RECURRING REVENUES

        Company Bolsters Recurring Revenue with New Subscription Offering

PARK CITY, UTAH - November 17, 2004 - Park City Group, Inc. (OTCBB: PKCY) announced today the release of its first quarter FY2005 results. The results reflected the success of the Company's expense reduction activities, increased emphasis on consulting services, as well as its transition to increasing recurring revenues from the historically uneven revenues that come from direct software licensing. The Company experienced improved maintenance and subscription service revenues of 20.29% (or $635,094 as compared to $528,478) and increased consulting revenues of 39.7% (or $192,420 as compared to $137,764). The transition to the recurring revenue model had its expected initial short term impact on the new license revenues which decreased by 70% (or $162,163 as compared to $534,388) over the same period last year.

"It should be noted that we anticipated a reduction in short term software licensing revenues in this quarter," notes Park City Group CEO Randy Fields. "We wish to remind our customers and shareholders that as we increase our market penetration into the mid and small range of retailers, PAYGo, our subscription service model, means we anticipate more new name customers; a shorter sales cycle and that their revenues will be distributed over a longer period of time giving us increased recurring revenues and a more predictable revenue stream."

The results of the Company's aggressive plan to reduce expenses but re-channel resources to sales and marketing activities saw a 35% reduction in research and development costs ($256,081 as compared to $389,751) and a 7% reduction in general and administrative costs ($310,109 as compared to $332,319) and an increase in sales and marketing expenses of 24% ($293,397 as compared to $238,120). This resulted in an 11% reduction in expenses overall ($859,584 as compared to $960,190).

Fields continues, "We have an aggressive plan for this upcoming year with expectations for significant increases in revenues with commensurate improvement in net profits and cash flow. The close in quarters will reflect the bulk of the transition costs of the new sales model but by year end in June, the plan is to have added significant new customers and a commensurate increase in the recurring revenue stream for the following year. The strengthening of our management team and additions to our support staff have already resulted in improved traction in sales opportunities and substantial progress in our consulting support. We were able to achieve our Q1 financial plan and that bodes well for the balance of the year. The trend of year over year net income continues to improve as we reduced the loss by a substantial 38% compared to last year.

                                     -MORE-

            Page 2 - PARK CITY GROUP CONTINUES ON TARGET FOR IMPROVED
                PERFOMANCE AS EVIDENCED IN FIRST QUARTER RESULTS


About Park City Group:
----------------------
Park City Group, Inc. develops and markets patented computer software that helps its retail customers to increase their sales while reducing their inventory and labor costs: the two largest, controllable expenses in the retail industry. The technology has its genesis in the operations of Mrs. Fields Cookies, co-founded by Randy Fields, CEO of Park City Group, Inc. Industry leading customers such as The Home Depot, Victoria's Secret, The Limited, Anheuser Busch Entertainment and Tesco Lotus benefit from our software. Feel free to contact us (Media Contact Randy Fields) at 800.772.4556 or info@parkcitygroup.com. To find out more about Park City Group (OTCBB: PKCY, Berlin: WKN# 925919), visit our website at www.parkcitygroup.com.


Statements in this press release that relate to Park City Group's future plans, objectives, expectations, performance, events and the like are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the Securities Exchange Act of 1934. Future events, risks and uncertainties, individually or in the aggregate, could cause actual results to differ materially from those expressed or implied in these statements. Those factors could include changes in economic conditions that may change demand for the Company's products and services and other factors discussed in the "forward-looking information" section and the "risk factor" section of the management's discussion and analysis included in the Company's report on Form 10-K for the year ended June 30, 2003 filed with the Securities and Exchange Commission. This release is comprised of interrelated information that must be interpreted in the context of all of the information provided and care should be exercised not to consider portions of this release out of context. Park City Group uses paid services of investor relations organizations to promote the Company to the investment community. Investments in any company should be considered speculative and prior to acquisition, should be thoroughly researched. Park City Group does not intend to update these forward-looking statements prior to announcement of quarterly or annual results.

                                     # # # #

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            PARK CITY GROUP, INC.
                                            (Registrant)



Date: November 17, 2004                     /s/ Randall K. Fields
                                            ------------------------------------
                                            Randall K. Fields, President and CEO